EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in The Clorox Company Registration Statements No. 333-75455 on Form S-3, and Nos. 33-41131 (Post-Effective Amendments No. 1 and No. 2), 33-24582, 33-56565, 33-56563, 333-29375, 333-16969
and 333-44675 on Form S-8 of our report dated August 17, 2001 appearing in this Annual Report on Form 10-K of The Clorox Company for the fiscal year ended June 30, 2001.

/s/ DELOITTE & TOUCHE LLP

Oakland, California
September 27, 2001